UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	May 30, 2007
MxEnergy Holdings Inc.
(Exact name of registrant as specified in its charter)
Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
595 Summer Street, Suite 300, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code	(203) 356-1318
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

The information reported under Item 4.02 hereof with respect to the restatement of certain historical financial statements of MxEnergy Holdings Inc. (the “Company”) is hereby incorporated by reference into this Item 2.02.

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 30, 2007, the audit committee of the board of directors of the Company, on the recommendation of the Company’s management, concluded that it is necessary to restate the Company’s interim financial statements for the three and six months ended December 31, 2006 (the “Restatement”) in order to correct certain accounting errors described below. Accordingly, such interim financial statements should not be relied upon.

Specifically, for the three and six months ended December 31, 2006, the Company expects that, in connection with the Restatement, it will record an increase to gross profit and a decrease to loss before income tax benefit of approximately $6.0 million for each period, to properly mark-to-market certain unrealized basis swaps as of December 31, 2006 for one basis location. The net income effect for the three and six months ended December 31, 2006 is approximately $3.6 million. The Company previously used an erroneous market price to record the unrealized mark-to-market impact on such basis swaps at December 31, 2006.

The anticipated restatement does not impact the Company’s previously-reported Adjusted EBITDA for the three and six months ended December 31, 2006, cash balances or compliance with any debt covenants at December 31, 2006.

The Company's management and audit committee have discussed the matters disclosed in this filing with Ernst & Young LLP, the Company's independent registered public accounting firm ("Ernst & Young").

As soon as the Company completes its analysis and Ernst & Young completes its review procedures with respect to the Restatement, the Company will post on its website (www.mxholdings.com) an amended quarterly report for the three months ended December 31, 2006. In addition, the Company will deliver to holders of its Senior Floating Rate Notes due 2011 which have not been registered under the Securities Act of 1933, as amended (the “Old Notes”), updated financial statements and related information in connection with the Company’s offer to exchange $190,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2011 which have been registered under the Securities Act of 1933, as amended, for an equal amount of the Old Notes.

Item 8.01 – Other Events.

On May 30, 2007, the Company issued a press release entitled “MXenergy Announces Restatement of Interim Financial Statements and Extension of Exchange Offer for Senior Floating Rate Notes due 2011.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description
99.1	Press Release dated May 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.

By:	/s/ Chaitu Parkih
Name: Chaitu Parikh

Title: Chief Financial Officer

Date: May 30, 2007